Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-190085, 333-198715, and 333-204032 on Form S-8 and Registration Statement Nos. 333-197842, 333-198400, and 333-205034 on Form S-3 of our report dated March 21, 2014, relating to the consolidated and combined financial statements of Physicians Realty Trust for the year ended December 31, 2013, appearing in the Annual Report on Form 10-K of Physicians Realty Trust.

/s/ Plante & Moran, PLLC
Chicago, Illinois
February 29, 2016